EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Caribou Biosciences, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 6th day of August, 2021.

PFM HEALTH SCIENCES, LP		PFM HEALTH SCIENCES GP, LLC

By:	PFM Health Sciences GP, LLC,	By:	/s/ Darin Sadow
	its general partner		Darin Sadow, Authorized Signatory

By:	/s/ Darin Sadow
Darin Sadow, Authorized Signatory

PFM Healthcare Growth Equity I GP, LLC		PARTNER ASSET MANAGEMENT, LLC

By:	Partner Asset Management, LLC,	By:	PFM Health Sciences GP, LLC,
	its member manager		its general partner

By:	/s/ Darin Sadow	By:	/s/ Darin Sadow
	Darin Sadow, Authorized Signatory		Darin Sadow, Authorized Signatory

BRIAN D. GROSSMAN

By:	/s/ Darin Sadow
Darin Sadow, attorney-in-fact